Exhibit 3.4

THIRD AMENDMENT AND RESTATEMENT

OF

CARRAMERICA REALTY CORPORATION

BY-LAWS

CarrAmerica Realty Corporation, a Maryland Corporation (the “Corporation”) having its principal office in Maryland in Baltimore, Maryland, and having the Corporation Trust, Incorporated as its resident agent located at 32 South Street, Baltimore, Maryland, hereby amends and restates the By-laws of the Corporation adopted as of July 9, 1992, the Amendment and Restatement of By-laws adopted as of February 5, 1993, and the Second Amendment and Restatement of By-laws adopted as of October 25, 1996, as amended as of May 8, 1997 and May 7, 1998,as follows:

ARTICLE 1

The name of the Corporation is: CarrAmerica Realty Corporation.

ARTICLE 2

OFFICES

The Corporation shall maintain a registered office in the State of Maryland as required by law. The Corporation may also have offices at other places, within or without the State of Maryland, as the business of the Corporation may require.

ARTICLE 3

STOCKHOLDERS

Section 3.01. Annual Meeting. The annual meeting of the stockholders shall be held each year between May 1 and May 31 on such date and at such time as the Board of Directors designates. At each annual meeting, the stockholders shall elect the members of the Board of Directors and transact such other business as may be properly brought before the meeting.

Section 3.02. Special Meetings. Special meetings of stockholders for any purpose or purposes, described in the meeting notice, may be called by the President or the Chairman of the Board of Directors and shall be called by the President or the Chairman of the Board of Directors or the Secretary at the request in writing of 35% or more of the Directors or of the holders of 35 percent or more of the issued and outstanding shares of capital stock of the Corporation entitled to be voted at the meeting. Such a request shall state the purpose or purposes of the proposed meeting.

Section 3.03. Place of Meetings. Meetings of stockholders possessing voting shares shall be held at such place, within or without the State of Maryland, as the Board of Directors designates.

Section 3.04. Notice of Stockholder Meetings.

(a) Required Notice. Written notice stating the place, day and hour of any annual or special stockholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, by mail or by any electronic means, including electronic mail or facsimile, or by any other means permitted at the time of such notice by Maryland law, by or at the direction of the President, the Board of Directors, or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting and to any other stockholder entitled by the Maryland General Corporation Law or the Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when transmitted by electronic mail to any electronic mail address of the stockholder or by facsimile to a facsimile number of the stockholder or by any other electronic means; or (4) when received.

(b) Adjourned Meeting. If any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. But if the new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 3.04, to those persons who are stockholders as of the new record date.

(c) Waiver of Notice. A stockholder may waive notice of the meeting (or any notice required by the Maryland General Corporation Law, Articles of Incorporation, or these By-laws), by a writing signed by the stockholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

A stockholder’s attendance at a meeting:

(1)	waives objection to lack of notice or defective notice of the meeting unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or

(2)	waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

(d) Contents of Notice. The notice of each special stockholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 3.04 (d), or as provided in the Corporation’s Articles of Incorporation, or otherwise in the Maryland General Corporation Law, the notice of an annual stockholder meeting need not include a description of the purpose or purposes for which the meeting is called.

Section 3.05. Fixing of Record Date; List of Stockholders. The Board of Directors may fix, in advance, a record date not less than thirty nor more than ninety days before the date then fixed for the holding of any meeting of the stockholders. The record date shall not be prior to the close of business on the day the record date is fixed. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof. At each meeting of stockholders, a true, full and complete list of all stockholders entitled to vote at each meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary to the Board of Directors.

Section 3.06. Quorum. The holders, present in person or represented by proxy, of a majority of the issued and outstanding shares of capital stock entitled to be voted at a meeting shall constitute a quorum for the transaction of business at the meeting. If less than a quorum is present, the holders of a majority of such shares whose holders are so present or represented may from time to time adjourn the meeting to another place, date or hour until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice except as required by law or by Section 3.04.

Section 3.07. Voting. When a quorum is present at a meeting of the stockholders, a majority of all the votes cast is sufficient to approve any matter that properly comes before the meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation or of these By-laws, a different vote is required. Candidates for election as members of the Board of Directors who receive the highest number of votes at a meeting at which a quorum is present, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast shall not be a prerequisite to the election of any candidate to the Board of Directors. Unless otherwise provided in the Articles of Incorporation, each stockholder shall at a meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of capital stock entitled to be voted held by such stockholders. At a meeting of the stockholders, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

Section 3.08. Presiding Officer of Meetings. The Chairman of the Board of Directors, or in his absence the Chief Executive Officer, or in both their absence the President, shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, the Chief Executive Officer and the

President, the presiding officer shall be elected by vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy at the meeting.

Section 3.09. Secretary of Meetings. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the presiding officer of the meeting shall appoint any other person to act as secretary of the meeting.

Section 3.10. Proxies. At all meetings of stockholders, a stockholder may vote in person or vote by proxy which is executed in writing by the stockholder or which is executed by his duly authorized attorney-in-fact. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Such proxy shall be filed with the Secretary of the Corporation or other persons authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

Section 3.11. Nominations and Stockholder Business.

(a) Annual Meeting of Stockholders.

(1)	With respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice of such nomination, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.11(a).

(2)	For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of paragraph (a)(1) of this Section 3.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposed to bring before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation’s books and of such beneficial owner and the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)	Notwithstanding anything in the second sentence of Section 3.11(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3.11(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.11(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation’s notice of meeting, if the stockholder’s notice complies with the requirements of Section 3.11(a)(2) and is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the directors to be elected at such meeting.

(c) General.

(1)	Only such persons who are nominated in accordance with the procedures set forth in Section 3.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this section 3.11 and, if any proposed nomination or business is not in compliance with this Section 3.11, to declare that such defective nomination or proposal be disregarded.

(2)	For purposes of this Section 3.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3)	Notwithstanding the foregoing provisions of this Section 3.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.11. Nothing in this Section 3.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE 4

BOARD OF DIRECTORS

Section 4.01. Powers. The business of the Corporation shall be managed under the direction of the Board of Directors, which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the stockholder.

Section 4.02. Number; Election; Qualification; Term.

(a) The size of the Board of Directors shall be no more than twelve, but not fewer than the number required by the Corporation’s Articles of Incorporation or by Maryland law, with such number to be determined from time to time by a majority of the entire Board of Directors. The term of office of a Director shall not be affected by any decrease in the authorized number of Directors.

(b) The Board of Director shall initially consist of the persons named as the Directors of the Corporation by the incorporater in the Articles of Incorporation and any Directors selected in accordance with Section 4.03. Beginning with the annual meeting of stockholders in 1994, at the first meeting and at each subsequent annual meeting of the stockholders, the stockholders shall elect Directors as set forth in paragraph (d) below.

(c) Unless by the terms of the action pursuant to which he was elected any special condition or conditions must be fulfilled in order for him to be qualified, a person elected as a Director shall be deemed to be qualified (1) upon his receipt of notice of election and his indication of acceptance thereof or (2) upon the expiration of ten days after notice of election is given to him without his having given notice of inability or unwillingness to serve. Directors do not need to be residents of Maryland or stockholders of the Corporation.

(d) The term of each director shall expire at the annual meeting of the stockholders to be held in 2004, the date of which shall be fixed by or pursuant to these By-laws. At such meeting and each subsequent annual meeting of the stockholders of the Corporation, successors to each of the directors shall be elected to hold office for a term expiring at the next annual meeting of the stockholders, with each director to hold office until his successor shall be elected and qualified. No election of directors need be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4.03. Vacancies. Whenever between annual meetings of the stockholders any vacancy exists in the Board of Directors by reason of death, resignation, removal, or increase in the authorized number of Directors, or otherwise, it may be filled by vote of a majority of the Directors in office. A director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of the Corporation and until his successor is elected and qualifies.

Section 4.04. Place of Meetings. Any meeting of the Board of Directors may be held either within or without the State of Maryland.

Section 4.05. Annual Meeting. There shall be an annual meeting of the Board of Directors for an election of officers and the transaction of such other business as may be brought before the meeting. The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders or any adjournment thereof, at the place where the annual meeting of the stockholders was held or at such other place as a majority of the Directors who are then present determine. If the annual meeting is not so held, it shall be called and held in the manner provided herein for special meetings of the Board or conducted pursuant to Section 4.12.

Section 4.06. Regular Meetings. Regular meetings of the Board of Directors, other than the annual meeting, may be held without notice at such times and places as the Board may have fixed by resolution.

Section 4.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called on the written request of any Director.

Section 4.08. Notice of, and Waiver of Notice for, Special Directors Meetings. Unless the Articles of Incorporation provide for a longer or shorter period, notice of any special director meeting shall be given at least two days previously thereto either orally or in writing, including by any electronic means. If notice is given in writing, notice of any director meeting shall be deemed to be effective at the earlier of: (1) when received; (2) when transmitted by electronic mail to any electronic mail address of the Director or by facsimile to a facsimile number of the Director or by any other electronic means; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the Director. Any Director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4.09. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the Chief Executive Officer or in both their absence the President. In the absence of the Chairman of the Board, the Chief Executive Officer, and the President, a presiding officer shall be chosen by a majority of the Directors present. The Secretary of the Corporation shall act as secretary of the meeting. In his absence the presiding officer shall appoint another person to act as secretary of the meeting.

Section 4.10. Quorum. The presence of a majority or more of the number of Directors fixed by Section 4.02(a) shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board of Directors; provided, however, that if any one (1) or more of the Directors recuse themselves from consideration of a particular matter or matters at a meeting of the Board of Directors, the presence of a majority or more of (i) the number of Directors fixed by Section 4.02(a), less (ii) the number of Directors who have so recused themselves, shall be sufficient to constitute a quorum for the transaction of business at such meeting of the Board of Directors; provided further, however, that in no event shall the number of Directors sufficient to constitute a quorum for the transaction of business at a meeting of the Board of Directors be less than one-third of the number of Directors fixed by Section 4.02(a). If less than a quorum is present, a majority of the Directors present may from time to time adjourn the meeting to another time or place until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice.

Section 4.11. Vote. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation, or by these By-laws. Where a vote of the Directors present results in a tie, the action proposed shall not constitute an act of the Board of Directors.

Section 4.12. Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a unanimous written consent of the members of the Board or committee, as the case may be, is signed by each member of the Board or committee, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 4.13. Conference Call Meeting. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.14. Removal of Director. Any Director shall be subject to removal as provided in the Articles of Incorporation.

Section 4.15. Chairman of the Board. The Board of Directors may choose a Chairman of the Board who shall, if present, preside at meetings of the Board and of the stockholders. The Chairman of the Board may be an officer of the Corporation elected pursuant to Article 6.

Section 4.16. Compensation. Unless otherwise provided in the Articles of Incorporation, each Director may receive compensation for services to the Corporation in his capacity as a Director in such manner and in such amounts as may be fixed from time to time pursuant to resolution of the Board of Directors, and expenses of attendance at each regular or special meetings of the Board of Directors. Officers of the Corporation who are Directors will not be paid director fees.

ARTICLE 5

COMMITTEES

Section 5.01. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the Directors in office, establish one or more committees, each committee to consist of two or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the power and authority of the Board for direction and supervision of the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to the affixed to all papers that may require it. No such committee, however, shall have power or authority to (i) amend the Articles of Incorporation or the By-laws, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease, or exchange of all or substantially all the Corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) declare a dividend or authorize the issuance of stock.

Section 5.02. Procedures; Minutes of Meetings. Each committee shall determine its rules with respect to notice, quorum, voting, and the taking of action, provided that such rules shall be consistent with law, the rules in these By-laws applicable to the Board of Directors, and the resolution of the Board establishing the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE 6

OFFICERS

Section 6.01. General. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer, a President, a Secretary, and a Treasurer, and such other officers as in the Board’s opinion are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person except that the President shall not hold the Office of Secretary. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.

Section 6.02. Power and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office, as well as such powers and duties as from time to time may be conferred upon him by the Board.

Section 6.03. Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal and shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the Directors in office. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6.04. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors and with the President, shall in general supervise and control all of the business and affairs of the Corporation and perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. He shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors.

Section 6.05. President. The President, subject to the control of the Board of Directors and at the direction of and with the Chief Executive Officer, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present and in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the stockholders and the Board of Directors. The President may appoint one or more officers or assistant officers of the Corporation. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the

Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by Chief Executive Officer or the Board of Directors from time to time.

Section 6.06. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation and if there is a seal of the Corporation, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign with the President, or a Vice-president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors.

Section 6.07. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for money due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 6.08. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors.

ARTICLE 7

CAPITAL STOCK

Section 7.01. Certificates of Stock. Each stockholder is entitled to a certificate which represents and certifies the shares of capital stock he or she holds in the Corporation. A certificate may not be issued until the stock represented by it is fully paid. Certificates for shares of capital stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice-President and by the Secretary or the Treasurer. Any or each of the signatures on a stock certificate, including that of any transfer agent or registrar, may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer, transfer agent, or registrar were the officer, transfer agent, or registrar at the date of issuance.

Section 7.02. Transfer of Stock. Subject to restrictions provided in the Articles of Incorporation, shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of a certificate or certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

Section 7.03. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

Section 7.04. Lost, Stolen, or Destroyed Certificates. In case any certificate for stock of the Corporation is lost, stolen, or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it, to its transfer agent, or to its registrar, if any, as deemed necessary or advisable by it.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of incorporation, and the words “Maryland” and “Corporate Seal.”

Section 8.02. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Corporation. The fiscal year of the Corporation initially shall be the calendar year.

Section 8.03. Stock Ledger. The Corporation shall maintain in its principal office a stock ledger which contains: (1) the name and address of each stockholder; and (2) the number of shares of stock of each class which the stockholder holds. The stock ledger shall at all times be conclusive evidence of the ownership of all outstanding shares of stock of the Corporation, and the registered holder shown on such ledger shall be the stockholder with respect to the shares allocated to such registered holder thereon for purposes of these By-laws and for all other purposes. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. There shall be made available upon request of any stockholder, in accordance with the General Laws of the State of Maryland, a record containing the number of shares of stock issued during a specified period not to exceed twelve (12) months and the consideration received by the Corporation for each such share.

Section 8.04. Books and Records. The Corporation shall keep accurate and complete: (1) books and records of its accounts and transactions; and (2) minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

Section 8.05. Distributions. The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by applicable law and in the Articles of Incorporation.

ARTICLE 9

INDEMNIFICATION; TRANSACTIONS

WITH INTERESTED PERSONS

Section 9.01. Indemnification. The Corporation shall, to the fullest extent permitted by Section 2-418 of the Maryland General Corporation Law as in effect from time to time, indemnify any person who is or was, or is the personal representative of a deceased person who was a Director or officer of the Corporation against any judgments, penalties, fines, settlements and reasonable expenses and any other liabilities, provided that, unless applicable law otherwise requires, indemnification shall be contingent upon a determination, by the Board of Directors by a majority vote of a quorum consisting of Directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting solely of two or more Directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full Board in which the designated Directors who are parties may participate or by special legal counsel selected by and if directed by the Board of Directors as set forth above, that indemnification is proper in the circumstances because such Director, officer, employee, or agent has met the applicable standard of conduct prescribed by Section 2-418(b) of the Maryland General Corporation Law.

Section 9.02. Transactions with Interested Persons. No contract or transaction between the Corporation and any of its Directors or officers, or between the Corporation and any other corporation, partnership, association, firm or other entity in which any of its Directors or officers is a director or officer or has a material financial interest, shall be void or voidable solely for that reason, or solely because the

Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof at which the contract or transaction is authorized, approved or ratified, if —

(a)	the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority or the disinterested Directors, even though the disinterested Directors constitute less than a quorum; or

(b)	the material facts as to his relationship or interest and as the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Director, officer, corporation, firm or other entity.

No such contract or transaction shall be entered into by the Corporation unless the terms of the contract or transaction have been approved by action of the Board of Directors with the interested Director abstaining.

Section 9.03. Corporate Opportunity. Any Director or officer of the Corporation who simultaneously serves as a director, officer or employee of any other corporation, partnership, association, firm or other entity (“Other Company”) shall refrain from communicating to such Other Company, and from using or otherwise acting on behalf of such Other Company, any information acquired solely as a result of his position as a Director or officer of the Corporation concerning any business opportunity under consideration by the Corporation for itself, Carr Realty, L.P. or any direct or indirect subsidiary of either. If the Other Company has independently learned about a business opportunity also under consideration by the Corporation, and if such Director or officer has not participated in the consideration of the opportunity by the Corporation, then such Director or officer may participate in the consideration of that opportunity by such Other Company provided that such Director or officer abstains from all participation in the consideration of that opportunity by the Corporation unless and until such Other Company has concluded its consideration of such opportunity and determined not to pursue such opportunity further. If such Director or officer has participated or wishes to participate in the consideration of such an opportunity by the Corporation, then such Director or officer shall abstain from all participation in the consideration of the opportunity by the Other Company unless and until the Corporation has concluded its consideration of such opportunity and determined not to pursue the opportunity further. In connection with the foregoing, each such Director and officer shall be afforded a reasonable opportunity to make a judgment whether he will participate with the Corporation in the consideration of any such business opportunity, including without limitation, a reasonable time to determine whether any Other Company which such Director or officer serves has learned about any such business opportunity; provided, however, that in making such judgment such Director or officer shall not have taken (or omitted to take) any action inconsistent with the first sentence of this Section 9.03. No such Director or officer shall be deemed to have participated in the consideration of any business opportunity by the Corporation unless and until such Director or officer has been afforded a reasonable opportunity to make such judgment and decision. The provisions of this Section 9.03 are in addition to any other restrictions imposed by law or otherwise.

ARTICLE 10

NOTICES

Section 10.01. Notice. Except as may otherwise be provided in these By-laws, whenever notice, is required or permitted by these By-laws to be given to any person, it may be either (a) oral and communicated in person, by telephone, or by radio, television, or other form of voice communication, effective upon receipt by the person, or (b) in writing and communicated by being delivered by hand, by mail, or by telegraph, teletype, or other form of record communication, effective upon receipt by the person or, if earlier, upon delivery at his address as registered in the records of the Corporation for purposes of notice-giving (“notice address”); provided that (1) notice of a meeting of the stockholders shall be in writing, and (2) a written notice, if mailed postpaid and correctly addressed to a person at his notice address shall be effective three business days after its deposit by the sender in the United States mail.

Section 10.02. Waiver. Whenever any notice is required to be given under the provisions of law of the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting for which notice is required shall be deemed waiver of such notice unless such attendance is for the purpose of objecting, at the beginning of the meeting, to the transaction of business on the ground that the meeting is not lawfully called or convened.

ARTICLE 11

AMENDMENT

These By-laws may be amended or repealed, or new By-laws may be adopted, solely by the Board of Directors at any meeting of the Board of Directors or pursuant to Section 4.12 of these By-laws.

The undersigned, being the Secretary of CarrAmerica Realty Corporation, hereby certifies the foregoing to be the Third Amendment and Restatement of the By-laws of that Corporation duly adopted by the Board of Directors as of the 31st day of July, 2003.

/s/ Linda A. Madrid

Linda A. Madrid Secretary

BYLAW AMENDMENT

Approved by the Board of Directors

of

CarrAmerica Realty Corporation (the “Corporation”)

On February 5, 2004

Effective February 5, 2004

Section 3.01 of the By-Laws of the Corporation is replaced in its entirety as follows:

Section 3.01. Annual Meeting. The annual meeting of the stockholders shall be held each year between April 15 and May 15 on such date and at such time as the Board of Directors designates. At each annual meeting, the stockholders shall elect the members of the Board of Directors and transact such other business as may be properly brought before the meeting.

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Section 6.06 of the By-Laws of the Corporation is replaced in its entirety as follows:

Section 6.06. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation and if there is a seal of the Corporation, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign with the President, or a Vice-president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors. The Secretary may appoint one or more Assistant Secretaries of the Corporation.

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